UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2009

SMARTLINX INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51714	74-3152432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kennedy Blvd.
Union City, NJ	07087
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 751-0602

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 25, 2009, Smartlinx Inc.’s (the “Company”) wholly owned subsidiary, Smartlinx VOIP Networks Private Limited, entered into an agreement for the pilot implementation of live tutor virtual learning environment (the “Pilot Implementation Agreement”) with the Polsani Group, a business group based in India that, among other things, provides services in the education industry.

Under the terms of the Pilot Implementation Agreement, Smartlinx has agreed to provide the Polsani Group with its Live Tutor Virtual Learning Environment, including its Live Tutor Management System and Live Tutor Connect, at each of the Polsani Group’s educational institutions in Hyderabad, Karimnagar and Lingapur, India. In consideration of providing these services, the Polsani Group has agreed to:

(a)	pay 75,000 India Rupees (“INR”), for three years of the Live Tutor Virtual Learning Environment, by June 1, 2010; and

(b)	pay 10 INR per hour of Live Tutor Connect.

The parties of the Pilot Implementation Agreement have also agreed to meet every 15 days to review the progress of the implementation of the Live Tutor Virtual Learning Environment. The term of the agreement will continue until it is terminated by either of the parties.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Agreement for Pilot Implementation of Live Tutor Virtual Learning Environment dated November 25, 2009 between Smartlinx VOIP Networks Private Limited and Polsani Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTLINX INC.

Date: December 2, 2009
	By:	/s/ Abraham Joy

ABRAHAM JOY
President and Chief Executive Officer